UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2042 Corte Del Nogal, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

(760) 918-9165

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 19, 2023, on May 16, 2023, Amy Broidrick, President, Chief Strategy and Operating Officer and a director of Qualigen Therapeutics, Inc. (the “Company”), provided her resignation to the Company, which became effective June 16, 2023 (the “Separation Date”). Ms. Broidrick’s departure was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Effective as of the Separation Date, Ms. Broidrick also resigned from all officer and director positions with the Company and its subsidiaries.

In connection with her termination of employment, on June 20, 2023, Qualigen, Inc., a wholly-owned subsidiary of the Company, signed a separation agreement and general release (the “Separation Agreement”) with Amy Broidrick, which became effective after a 7 day revocation period following Ms. Broidrick’s signing, or June 24, 2023.

Under the terms of the Separation Agreement, Qualigen, Inc. will provide Ms. Broidrick with (i) $16,636.79 in cash compensation, less applicable withholdings for federal and state income and employment taxes, which represents Ms. Broidrick’s accrued but unpaid salary and vacation pay through the Separation Date, and reimbursement of certain expenses incurred by Ms. Broidrick, (ii) severance in the form of continued salary pay to Ms. Broidrick at the rate then in effect on the Separation Date ($360,000 per annum) for a period of 12 months following the Separation Date, subject to applicable withholding, and (iii) payment or reimbursement for the cost of COBRA continuation medical and dental insurance coverage for 12 months following the Separation Date, less any required taxes or withholdings. In addition, Ms. Broidrick will be entitled to any rights or benefits under the Company’s employee benefit plans, to the extent earned and vested, and will have three months from the Separation Date to exercise any vested stock options.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: June 26, 2023	By:	/s/ Michael S. Poirier
Michael S. Poirier, Chief Executive Officer